UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 9, 2004

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01		Entry into a Material Definitive Agreement.

On September 9, 2004, Steven P. Dennis was appointed Senior Vice President, Strategy, Business Development and Multi-Channel Marketing, of the Registrant. A Confidentiality, Non-Competition and Termination Benefits Agreement (the "Agreement") was entered into by and between the Registrant and Mr. Dennis, effective September 9, 2004. The Agreement entitles Mr. Dennis to receive severance payments in the event his employment with the Registrant is terminated in certain situations. If terminated by the Registrant other than for cause or due to total disability or death, Mr. Dennis will have the right to receive an amount equal to one and one-half times his annual base salary at the time of termination, payable in 18 monthly installments. This amount will also be paid to Mr. Dennis if he resigns because he is not permitted to continue in a comparable position following a change of control.

Item 9.01		Financial Statements and Exhibits

	(c)	Exhibits.
	10.36*	Confidentiality, Non-Competition and Termination Benefits Agreement, dated September 9, 2004 by and between the Registrant and Steven P. Dennis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: September 14, 2004	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
10.36*	Confidentiality, Non-Competition and Termination Benefits Agreement, dated September 9, 2004, by and between the Registrant and Steven P. Dennis.